EXHIBIT 10.1 CARMAX, INC. EXECUTIVE DEFERRED COMPENSATION PLAN Originally Effective January 1, 2011 As Amended and Restated August 1, 2024

CarMax, Inc. Executive Deferred Compensation Plan INTRODUCTION......................................................................................................................... 1 ARTICLE I .................................................................................................................................... 1 ARTICLE II ................................................................................................................................ 8 ARTICLE III .............................................................................................................................. 9 ARTICLE IV .............................................................................................................................. 12 ARTICLE V .............................................................................................................................. 13 ARTICLE VI ........................................................................................................................... 18 ARTICLE VII ........................................................................................................................... 19 ARTICLE VIII ............................................................................................................................ 21 ARTICLE IX ............................................................................................................................ 24 ARTICLE X ............................................................................................................................. 25 ARTICLE XI .............................................................................................................................. 26 ARTICLE XII ............................................................................................................................. 28

1 INTRODUCTION To attract and retain key employees, CarMax, Inc. hereby establishes the CarMax, Inc. Executive Deferred Compensation Plan, effective January 1, 2011. This Plan was amended and restated on August 1, 2024, to make certain changes related to the administration of the Plan. The purpose of the Plan is to provide Participants with an opportunity to defer receipt of a portion of their salary, bonus, and other specified compensation and to have those amounts paid at termination of employment or on a date or dates selected by the Participant. The Plan is unfunded for federal tax purposes and is intended to be an unfunded arrangement for Eligible Employees who are part of a select group of management or highly compensated Employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(l) of ERISA. The Plan is intended to meet the requirements of Section 409A and shall be implemented, administered and interpreted consistent with ERISA and Section 409A. ARTICLE I Definitions Capitalized terms used in this Plan shall have the meanings specified in this Article I. 1.1 Account. A bookkeeping account maintained by the Company to record the payment obligation of an Employer to a Participant as determined under the terms of the Plan. The Company may maintain an Account to record both the total obligation to a Participant and any sub-Accounts reflecting amounts payable at different times and in different forms. A Participant may have several sub- Accounts under the Plan, including the Retirement/Termination Account, one or more Specified Date Accounts and a Company Contribution Account. When the term "Account" is used without modification, it means all of the Participant’s sub- Accounts. 1.2 Beneficiary. The person or entity selected by the Participant who is to receive any benefits payable from the Plan on account of a Participant's death. If the Participant does not designate a Beneficiary, or if the Beneficiary predeceases the Participant, or is not in existence on the date of the Participant's death, then Beneficiary means the Participant's Surviving Spouse. If there is no Surviving Spouse, then Beneficiary means the executor or administrator of the Participant's estate. 1.3 Board. The Board of Directors of CarMax, Inc.

2 1.4 Change in Control. Any of the following events: (i) a change in the ownership of the Company, (ii) a change in the effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company. For purposes of this definition, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock, or the date a majority of the members of the Company's Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board before the date of the appointment or election. A change in the ownership of a substantial portion of the assets of the Company occurs on the date on which any one person, or more than one person acting as a group (other than a person or group of persons that is related to the Company), acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition. An event constitutes a Change in Control with respect to a Participant only if the Participant's relationship to the Company satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii). The determination as to the occurrence of a Change in Control shall be based on objective facts and shall be made in accordance with the requirements of Section 409A. 1.5 Code. The Internal Revenue Code of 1986, as amended from time to time and as construed, interpreted and modified by regulations or rulings. 1.6 Committee. The Benefits Administrative Committee, which is a committee consisting of at least three members, as described in Article VIII, to be responsible for the general administration of the Plan. The Committee may delegate all or a part of its duties to one or more individuals or entities, and references herein to the Committee shall include such individuals and entities to the extent of such delegation. 1.7 Company. CarMax, Inc.

3 1.8 Company Contribution. A credit by the Employer to a Participant's Account in accordance with Article IV of the Plan. 1.9 Company Contribution Account. A sub-Account established by the Company to record Company Contributions credited to a Participant pursuant to Article IV of the Plan. 1.10 Company Contribution Benefit. The benefit payable to a Participant under the Plan in accordance with Plan Section 5.3. 1.11 Compensation. A Participant's base salary, monthly bonus, annual bonus, and such other cash remuneration for services rendered to an Employer by an Employee and approved by the Committee as Compensation that may be deferred under this Plan. Compensation shall not include any compensation that has been previously deferred under this Plan or any other arrangement subject to Section 409A. 1.12 Compensation Deferral Agreement. An agreement between a Participant and an Employer that specifies: (i) the amount of each component of Compensation that the Participant has elected to defer to the Plan in accordance with Article III, and (ii) the Payment Schedule applicable to the Account or one or more sub-Accounts. The Committee may permit different deferral amounts for each component of Compensation and may establish a minimum or maximum deferral amount for each such component. Unless otherwise permitted, a Participant may defer up to 75% of his annual base salary and monthly bonus for a Plan Year and up to 90% of Performance-Based Compensation; provided, however, that such deferrals must be designated in whole percentages. A Compensation Deferral Agreement may also specify the Participant's investment allocation as described in Plan Section 7.4. 1.13 Death Benefit. The benefit payable under the Plan to a Participant's Beneficiary(ies) upon the Participant's death as provided in Plan Section 5.4. 1.14 Deferral. A credit to a Participant's Account that records the portion of the Compensation that the Participant has elected to defer in accordance with Article III. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes investment gains and losses attributable to such Deferrals, as described in Plan Section 7.2. A Deferral shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings. However, a Deferral shall be reduced as necessary so that following deduction or withholding from a Participant's gross cash Compensation of all required income and employment taxes, other employee benefit deductions, and other deductions required by law, the Deferral does not exceed 100% of the Participant's remaining cash Compensation.

4 Changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent permissible under Section 409A. 1.15 Effective Date. The Effective Date of the Plan is January 1, 2011. A Participant may make elections prior to the Effective Date to the extent necessary to comply with Section 409A with regard to compensation payable in 2011. 1.16 Eligible Employee. A member of a "select group of management or highly compensated employees" of an Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA, and who is selected by the Committee to be an Eligible Employee. 1.17 Employee. Any person employed by an Employer as a common-law employee on the Employer's U.S. payroll. It is expressly intended that persons not employed as common law employees on an Employer's U.S. payroll are to be excluded from participation in the Plan, even if a court or administrative agency determines that such individuals are common law employees. The term "Employee" shall not include independent contractors or leased employees within the meaning of Code section 4 l 4(n)(2). 1.18 Employer. The Company and any Related Company, unless the Company determines by action of the Committee that the Related Company shall not be an Employer for purposes of this Plan. 1.19 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time and as construed, interpreted and modified by regulations or rulings. 1.20 Key Employee. An Employee who, as of the date of his Separation from Service, meets the requirements of Code section 416(i)(l)(A)(i), (ii), or (iii) (applied in accordance with applicable regulations thereunder and without regard to Code section 416(i)(5)) at any time during the 12-month period ending on a given December 31. Such Employee shall be treated as a Key Employee for the entire 12- month period beginning on the next following April 1, provided that the Company is a "public company" (as determined under Section 409A) on the date of the Participant's Separation from Service. The December 31 and April 1 dates in this definition may be changed by the Committee, but only in accordance with the applicable requirements imposed by Section 409A. 1.21 Participant. An Eligible Employee who commences participation in the Plan in accordance with Article II, or a former Eligible Employee who previously commenced participation in the Plan in accordance with Article II and whose Account balance is greater than zero dollars ($0.00).

5 1.22 Payment Date. The date on which a distribution under the Plan is scheduled to be paid, and the date from which extensions and advanced election time periods for modifications under Article VI are measured. In the event that the Payment Date under the Plan is determined by a range of days, such as "within 60 days," or not provided under the Plan, the Payment Date shall be the date of the triggering event or, if later, the first date that payment could have been made. 1.23 Payment Schedule. The Payment Date or Dates and the form in which payment will be made. 1.24 Performance-Based Compensation. Compensation where the amount thereof, or entitlement thereto, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. The determination of whether Compensation qualifies as "Performance-Based Compensation" will be made in accordance with Treasury Regulation Section l.409A-l(e) and applicable guidance. 1.25 Plan. The CarMax, Inc. Executive Deferred Compensation Plan as set forth herein and as amended from time to time. The term "Plan Section" shall refer to a section of this Plan. 1.26 Plan Asset Committee. The Chief Financial Officer of the Company shall appoint at least three persons to serve on the Plan Asset Committee, to have the rights and duties described in Articles VII, VIII and X. Any member of the Plan Asset Committee may resign by delivering his or her written resignation to the Chief Financial Officer prior to the effective date of such resignation. In addition, if a member of the Plan Asset Committee is an employee at the time of his or her appointment, he or she will automatically cease to be a member of the Plan Asset Committee when his or her employment with the Company terminates. The Chief Financial Officer may remove any member of the Plan Asset Committee by so notifying the member and the other Plan Asset Committee members in writing. In the event a member of the Plan Asset Committee dies, resigns or is removed (automatically or by the Chief Financial Officer), the Chief Financial Officer shall have the authority to appoint a successor member. The Plan Asset Committee shall continue to act with full power until the vacancy is filled. The Plan Asset Committee may delegate all or a part of its duties to one or more individuals or entities, and references herein to the Plan Asset Committee shall include such individuals and entities to the extent of such delegation.

6 1.27 Plan Year. The calendar year. 1.28 Related Company. Any corporation or business organization that is: (i) under common control with the Company (as determined under Code section 414(b) or (c)) or controlled by the Company; (ii) a member of an affiliated service group with the Company (as determined under Code section 414(m)); or (iii) an entity required to be aggregated pursuant to Code section 414(o) and the regulations thereunder. 1.29 Retirement/Termination Account. A sub-Account established by the Company to record the amounts payable to a Participant upon Separation from Service. Unless otherwise determined by the Committee, a Participant may maintain no more than one Retirement/Termination Account. 1.30 Section 409A. Section 409A of the Code, and regulations and other guidance issued thereunder by the Treasury Department and Internal Revenue Service. 1.31 Separation from Service. The date that the Participant dies, retires or otherwise experiences a termination of employment with the Employer. Whether a Separation from Service has occurred, including as a result of military leave, sick leave or other bona fide leave of absence, shall be determined in accordance with Section 409A. Except in the case of an Employee on an approved leave of absence as determined under Section 409A, an Employee is deemed to have incurred a Separation from Service on a date if the Employer and the Employee reasonably anticipate that the level of services to be performed by the Employee after that date would be reduced to 35% or less of the average services rendered by the Employee during the immediately preceding 36-month period (or the total period of employment, if less than 36 months), disregarding periods during which the Employee was on an approved leave of absence. 1.32 Specified Date Account. A sub-Account or sub-Accounts established by the Company to record the amounts payable at a future date as specified in the Participant's Compensation Deferral Agreement. Unless otherwise determined by the Committee, a Participant may maintain no more than five Specified Date Accounts. 1.33 Specified Date Benefit. The benefit payable to a Participant under the Plan in accordance with Plan Section 5.2. 1.34 Spouse or Surviving Spouse. In accordance with Revenue Ruling 2013-17 and Notice 2014-19, for all Plan purposes, a Spouse includes any spouse of a legal marriage, including a same-sex spouse, that is validly entered into in a state whose laws authorize the marriage of two individuals of the same sex, even if the individuals are domiciled in a state that does not recognize the validity of same-sex marriages, on

7 the date of the Participant's death or the date benefits are paid, whichever is earlier. However, individuals (whether part of an opposite-sex or same-sex couple) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state are not treated as legally married. For this purpose, the term "state" means any domestic or foreign jurisdiction having the legal authority to sanction marriages. Prior to June 26, 2013, the definition of Spouse complied with the prohibition on same-sex spouses imposed by the Defense of Marriage Act, P.L. 104- 199, as adopted on September 21, 1996. 1.35 Termination Benefit. The benefit payable to a Participant under the Plan in accordance with Plan Section 5.1 following the Participant's Separation from Service for reasons other than the death of the Participant. 1.36 Unforeseeable Emergency. A severe financial hardship to the Participant resulting from: (i) an illness or accident of the Participant, the Participant's Spouse, the Participant's dependent (as defined in Code section 152, without regard to Code section 152(b)(l), (b)(2), and (d)(l)(B)), or a Beneficiary; (ii) loss of the Participant's property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The types of events which may qualify as an Unforeseeable Emergency may be limited by the Committee. 1.37 Valuation Date. Any day that the New York Stock Exchange is open for business.

8 ARTICLE II Eligibility and Participation 2.1 Eligibility and Participation. Only Eligible Employees may become Participants in the Plan. An Eligible Employee becomes a Participant on the date on which the initial Deferral election made by the Eligible Employee becomes irrevocable, as described in Plan Section 3.2. 2.2 Duration. A Participant shall be eligible to defer Compensation for as long as such Participant remains an Eligible Employee. (a) Loss of Eligible Employee Status. A Participant who is no longer an Eligible Employee but has not incurred a Separation from Service may not elect to defer Compensation under the Plan beyond the Plan Year in which he became ineligible but may otherwise exercise all of the rights of a Participant under the Plan with respect to his Account; provided, however, that such Participant must continue any previously elected Deferrals through the end of the Plan Year for which such elected Deferrals previously became irrevocable, in accordance with Plan Section 3.1(c). (b) Separation from Service. Upon a Separation from Service, a Participant shall remain a Participant as long as his Account balance is greater than zero dollars ($0.00), and during such time may continue to make allocation elections as provided in Plan Section 7.4. (c) Cessation of Participation. An individual shall cease being a Participant in the Plan when all benefits under the Plan to which he is entitled have been paid.

9 ARTICLE III Deferrals 3.1 Deferral Elections. (a) A Participant may elect to make a Deferral by submitting a Compensation Deferral Agreement during the enrollment periods established by the Committee in accordance with Plan Section 3.2. A Compensation Deferral Agreement that is not timely submitted with respect to a service period or component of Compensation shall be void and shall have no effect with respect to such service period or Compensation. The Committee may extend an enrollment period, so long as the election becomes irrevocable as of the date specified under the rules of Plan Section 3.2 and complies with the requirements of Section 409A. (b) The Participant shall specify on his Compensation Deferral Agreement the amount of Deferrals and whether to allocate Deferrals to a Retirement/Termination Account or to one or more Specified Date Accounts. If no Specified Date Account allocation designation is made, Deferrals shall be allocated to the Retirement/ Termination Account. A Participant may also specify in his Compensation Deferral Agreement the Payment Schedules applicable to his Plan Account and any sub Accounts. If a Payment Schedule is not specified in a Compensation Deferral Agreement, payments shall be made in accordance with Plan Section 5.1(c) or 5.2(c), as applicable. (c) A Participant's Deferral elections under this Plan Section 3.1 shall continue in force until a new election is made or, in the event the Participant ceases to be an Eligible Employee, until the end of the Plan Year for which such Deferral elections previously became irrevocable. A Participant whose Deferrals are cancelled in accordance with Plan Section 3.7 will be required to submit a new Compensation Deferral Agreement under this Article III in order to recommence Deferrals under the Plan. 3.2 Timing Requirements for Compensation Deferral Agreements. (a) First Year of Eligibility. For individuals who become Eligible Employees after August 27, 2010, in the first year in which such an Eligible Employee becomes eligible to participate in the Plan, such Eligible Employee has up to 30 days following notification by the Committee of his initial eligibility to submit a Compensation Deferral Agreement with respect to Compensation to be earned during such year. The Compensation Deferral Agreement described in this Plan Section 3.2(a) becomes irrevocable upon the end of such 30-day period.

10 Subject to Plan Section 3.2(c) with respect to Performance-Based Compensation, a Compensation Deferral Agreement submitted to the Company under this Plan Section 3.2(a) applies to Compensation earned on and after the date the Compensation Deferral Agreement becomes irrevocable, i.e., beginning with Compensation earned during the first full payroll period that begins after the date the Compensation Deferral Agreement becomes irrevocable. (b) Annual Election. Except as otherwise provided in this Plan Section 3.2, a Participant may defer Compensation by submitting a Compensation Deferral Agreement within the enrollment period designated by the Committee, but no later than 11:59 p.m. EST on December 31 of the year prior to the year in which the Compensation to be deferred is earned. Base salary payable in a calendar year (the "subsequent year") solely for services performed during the final regular payroll period of the Company containing December 31 of the prior calendar year is treated as Compensation earned in such subsequent year, in accordance with Treasury Regulation Section l .409A- 2(a)(B). A Compensation Deferral Agreement described in this Plan Section 3.2(b) becomes irrevocable with respect to such Compensation at 11:59 p.m. EST on December 31 of the year immediately preceding the year in which such Compensation is, or begins to be, earned. (c) Performance-Based Compensation. A Participant may submit a Compensation Deferral Agreement with respect to Performance-Based Compensation no later than the date that is six months before the end of the performance period, provided that: (i) the Participant performs services for the Employer continuously from the later of the beginning of(a) the performance period or (b) the date the criteria are established, through the date the Compensation Deferral Agreement becomes irrevocable; and (ii) the Performance-Based Compensation is not readily ascertainable as of the date the Compensation Deferral Agreement becomes irrevocable. A Compensation Deferral Agreement becomes irrevocable with respect to Performance-Based Compensation at 11:59 p.m. EST on the latest date for filing such election.

11 Any election to defer Performance-Based Compensation that is made in accordance with this Plan Section 3.2(c) and that becomes payable prior to the satisfaction of the performance criteria as a result of the Participant's death or upon a change in control (as defined in Treasury Regulation Section 1.409A- 3(i)(5)) will be void. 3.3 Allocation of Deferrals. A Compensation Deferral Agreement may allocate Deferrals to one or more Specified Date Accounts and/or to the Retirement/Termination Account. 3.4 Conditions on Specified Date Accounts. Effective for Compensation Deferral Agreements submitted after August 1, 2024, the Committee may, in its sole and absolute discretion, require a minimum deferral period prior to receiving distributions from a Specified Date Account (for example, the third Plan Year following the year Compensation is first allocated to such accounts). 3.5 Deductions from Pay. The Committee has the authority to determine the payroll practices under which any component of Compensation subject to a Compensation Deferral Agreement will be deducted from a Participant's Compensation. 3.6 Vesting. Deferrals shall be 100% vested at all times. 3.7 Cancellation of Deferrals. The Committee may cancel a Participant's Deferrals: (i) for the balance of the Plan Year in which an Unforeseeable Emergency occurs, or (ii) if the Participant receives a hardship distribution under the Employer's qualified 401(k) plan, through the end of the Plan Year in which the six month anniversary of the hardship distribution falls.

12 ARTICLE IV Company Contributions 4.1 Company Contribution. Effective as of the last day of each Plan Year or such other time as is determined by the Committee, the Company may, in its sole and absolute discretion, credit a Participant's Company Contribution Account with the following amounts, if any, for the Plan Year: (a) a Company matching contribution equal to the additional amounts the Participant would have received as matching contributions under the CarMax, Inc. Retirement Savings Plan and CarMax, Inc. Retirement Restoration Plan for such Plan Year had he not deferred Compensation into this Plan. The Company matching contribution described in this Plan Section 4.1(i) shall be determined based on the percentage(s) used for the Company matching contributions for the Participant under the CarMax, Inc. Retirement Savings Plan and CarMax, Inc. Retirement Restoration Plan, respectively, over such Plan Year. (b) a Company retirement contribution equal to the additional amounts the Participant would have received as discretionary retirement contributions under the CarMax, Inc. Retirement Savings Plan and CarMax, Inc. Retirement Restoration Plan for such Plan Year had he not deferred Compensation into this Plan. 4.2 Vesting. Company Contributions described in Plan Section 4.1 above, and the investment gains and losses thereon, shall vest in accordance with the vesting schedule(s) applicable to Company matching contributions under the CarMax, Inc. Retirement Savings Plan. All Company Contributions shall become 100% vested upon the occurrence of the earliest of: (i) the death of the Participant while the Participant is an Employee, or (ii) a Change in Control. The portion of a Participant’s Account that remains unvested upon his Separation from Service after the application of the terms of this Plan Section 4.2 shall be forfeited.

13 ARTICLE V Benefits 5.1 Termination Benefit. Upon the Participant's Separation from Service other than due to death, he shall be entitled to a Termination Benefit. The Participant's Termination Benefit shall be equal to the value of the Participant's Retirement/Termination Account. (a) Amount of Termination Benefit. The Termination Benefit shall be based on the value(s) of the Retirement/Termination Account as of the later of: (i) the end of the month in which Separation from Service occurs; (ii) in the event of a lump sum distribution subsequent to Separation from Service under Plan Section 5.1(b)(ii), the end of the month immediately preceding the month in which the lump sum distribution is to be made; or (iii) in the event of installment payments, the end of the month immediately preceding the month in which each installment payment is made. (b) Payment Date a/Termination Benefit. Subject to Plan Section 5.7, the Payment Date of the Termination Benefit shall be: (i) the fifteenth day of the month following the month in which Separation from Service occurs, or as soon as administratively practicable thereafter; or (ii) such other objectively determinable date with respect to a Separation from Service designated by the Participant in the Compensation Deferral Agreement and permitted by the Committee; provided, however, that no Participant may designate an initial Payment Date for a Termination Benefit that is later than five years after the Participant's Separation from Service. Notwithstanding anything in this Plan Section 5.1(b) to the contrary, with respect to a Participant who is a Key Employee as of the date he incurs a Separation from Service, the Payment Date shall be the later of the date designated in the Compensation Deferral Agreement or the first day of the seventh month following the month in which Separation from Service occurs. With respect to such Key Employee, if the Termination Benefit is paid in the form of installments, any subsequent installment payments to a Key Employee will be paid on the anniversary of the date the initial installment payment was made. (c) Form of Payment a/Termination Benefit. Subject to Plan Section 5.7, a Participant who is entitled to receive a Termination Benefit shall receive payment of such benefit in a single lump sum, unless the Participant elects on his applicable Compensation Deferral Agreement to have the Retirement /Termination Account paid in one of the following alternative forms of payment, in which case the Participant shall receive his Termination Benefit in accordance with his election: (i) substantially

14 equal annual installments over a period of two to ten years, as elected by the Participant, or (ii) a lump sum payment of a percentage of the balance in the Retirement/Termination Account, with the balance paid in substantially equal annual installments over a period of two to ten years, as elected by the Participant. 5.2 Specified Date Benefit. If the Participant has established one or more Specified Date Accounts, he shall be entitled to a Specified Date Benefit with respect to each such Specified Date Account. (a) Amount of Specified Date Benefit. The Specified Date Benefit shall be equal to the value(s) of the Specified Date Account as of the end of the month(s) immediately preceding the month(s) designated by the Participant on the applicable Compensation Deferral Agreement. (b) Payment Date of Specified Date Benefit. The Payment Date for a Specified Date Benefit is the fifteenth day of the month designated by the Participant. (c) Form of Payment of Specified Date Benefit. The Specified Date Benefit shall be paid in a single lump sum, unless the Participant elects on the applicable Compensation Deferral Agreement to have the Specified Date Benefit paid in substantially equal annual installments over a period of two to five years, as elected by the Participant, in which case the Participant shall receive his Specified Date Benefit in accordance with his election. 5.3 Company Contribution Benefit. Upon the Participant's Separation from Service, other than due to death, the Participant shall be entitled to a Company Contribution Benefit, if any. (a) Amount of Company Contribution Benefit. The Company Contribution Benefit shall be equal to the vested portion of the Company Contribution Account, based on the value of that Account as of the end of the month in which a Separation from Service occurs. (b) Payment Date of Company Contribution Benefit. The Payment Date of the Company Contribution Benefit shall be the fifteenth day of the month following the month in which Separation from Service occurs, or as soon as administratively practicable thereafter. However, with respect to a Participant who is a Key Employee as of the date such Participant incurs a Separation from Service, the Payment Date shall be the first day of the

15 seventh month following the month in which Separation from Service occurs. (c) Form of Payment of Company Contribution Benefit. A Participant who is entitled to receive a Company Contribution Benefit shall receive payment of such benefit in a single lump sum. 5.4 Death Benefit. In the event of the Participant's death before all benefits under the Plan have been paid, his Beneficiary shall be entitled to a Death Benefit. (a) Amount of Death Benefit. The Death Benefit shall be equal to the value of the Retirement/Termination Account, all Specified Date Accounts, and the vested portion of the Company Contribution Account. The Death Benefit shall be based on the value of these accounts as of the date of death. (b) Payment Date of Death Benefit. The Payment Date for a Death Benefit shall be the fifteenth day of the month following the month in which the Participant's death occurred, or as soon as administratively practicable thereafter. (c) Form of Payment of Death Benefit. A Participant's Beneficiary will receive payment of the Participant's Death Benefit in a single lump sum. 5.5 Unforeseeable Emergency Payments. A Participant who experiences an Unforeseeable Emergency may submit a written request to the Committee to receive payment of all or any portion of his Retirement/Termination Account and Specified Date Accounts. Whether a Participant is faced with an Unforeseeable Emergency permitting an emergency payment shall be determined by the Committee based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be reimbursed: (i) through insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent such liquidation would not cause severe financial hardship; or (iii) by cessation of Deferrals under this Plan. If an emergency payment is approved by the Committee, the amount of the payment shall not exceed the amount reasonably necessary to satisfy the need, taking into account the additional compensation that is available to the Participant as the result of any cancellation of Deferrals to the Plan, including amounts necessary to pay any taxes or penalties that the Participant reasonably anticipates will result from the payment. The amount of the emergency payment shall be subtracted first from the Participant's Retirement/Termination Account until depleted and then from the Specified Date Accounts, beginning with the Specified Date Account with the latest payment commencement date. Emergency payments shall be paid in a single lump

16 sum within the 90-day period following the date the payment is determined by the Committee to be on account of an Unforeseeable Emergency. 5.6 Change in Control. Notwithstanding any Compensation Deferral Agreement or any other provisions of this Plan, a Participant will receive his Termination Benefit, Specified Date Benefit(s) and Company Contribution Benefit in a single lump sum payment if Separation from Service occurs within 24 months following a Change in Control. This lump sum payment shall be based on the value of the Participant 's Account as of the end of the month in which Separation from Service occurs. The Payment Date of this lump sum payment shall be the fifteenth day of the month following the month in which Separation from Service occurs, or as soon as administratively practicable thereafter; provided, however, that with respect to a Participant who is a Key Employee as of the date he incurs a Separation from Service, the Payment Date shall be the first day of the seventh month following the month in which the Separation of Service occurs. 5.7 Small Account Balance. Notwithstanding any Compensation Deferral Agreement or other provisions of this Plan, a Participant's Retirement/Termination Account will be paid in a single lump sum within 60 days following Separation from Service if, upon the Participant's Separation from Service, the total value of the Retirement/Termination Account is not greater than $50,000; provided, however, that if such Participant is a Key Employee, the payment date for this single lump sum shall be the first day of the seventh month following the month in which Separation from Service occurs. 5.8 Rules Applicable to Installment Payments. If a Payment Schedule specifies annual installment payments, such payments will be made beginning as of the payment commencement date for such installments and shall continue on each anniversary thereof until the number of installment payments specified in the Payment Schedule has been paid. The amount of each installment payment shall be determined by dividing the value of the Account or applicable sub-Account as of each Valuation Date immediately preceding the Payment Date by the remaining number of installment payments. For purposes of Article VI, installment payments will be treated as a single payment. If a Participant elects to receive a lump sum equal to less than I 00% of the Retirement/Termination Account, as described in Plan Section 5.l(c), the payment commencement date for the installment form of payment will be the first anniversary of the payment of the lump sum. 5.9 Acceleration of or Delay in Payments. The Committee, in its sole and absolute discretion, may accelerate the time or alter the form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treasury Regulation Section l.409A-3(i)(4). The Committee may also, in its sole and

17 absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treasury Regulation Section l.409A- 2(b)(7). If the Plan receives a domestic relations order (within the meaning of Code section 414(p)(l)(B)) directing that all or a portion of a Participant 's Account be paid to an "alternate payee," any amounts to be paid to the alternate payee shall be paid in a single lump sum as soon as administratively practicable following the receipt of the executed order. 5.10 Payments Treated As Made Upon the Payment Date. Payments are treated as having been made on the Payment Date if they are made at a later date within the same taxable year of the Participant or, if later, by the fifteenth day of the third calendar month following the Payment Date, provided that the timing of such payment satisfies Treasury Regulation Section l.409A-3(d).

18 ARTICLE VI Modifications to Payment Schedules 6.1 Participant's Right to Modify. A Participant may modify any or all of the Payment Schedules set forth in a Compensation Deferral Agreement, consistent with the permissible Payment Schedules available under the Plan, provided such modification complies with the requirements of this Article VI. 6.2 Time of Modification Election. The date on which a modification election is submitted must be at least 12 months prior to the date on which payment is scheduled to commence under the Payment Schedule in effect prior to the modification. Any modification election that is not submitted within such time shall be void. 6.3 Date of Payment under Modified Payment Schedule. Except with respect to modifications that relate to the payment of a Death Benefit, the modified Payment Date must be no earlier than five years after the original Payment Date or, if later, the modified Payment Date for payments previously modified. Under no circumstances may a modification election result in an acceleration of payments in violation of Section 409A. 6.4 Effective Date. A modification election submitted in accordance with this Article VI is irrevocable upon receipt by the Committee. 6.5 Effect on Accounts. An election to modify a Payment Schedule is specific to the Account, sub-Account, or payment event to which it applies, and shall not be construed to affect the Payment Schedules of any other Account or sub-Accounts.

19 ARTICLE VII Valuation of Accounts; Investments 7.1. Valuation. Deferrals shall be credited to the appropriate Accounts on the date such Compensation would have been paid to the Participant absent the Compensation Deferral Agreement. Company Contributions shall be credited to the Company Contribution Account in accordance with Plan Section 4.1. Valuation of Accounts shall be performed under procedures approved by the Committee. 7.2. Adjustment for Earnings. Each Account will be adjusted to reflect investment gains or losses on each Valuation Date. Adjustments shall reflect the net earnings, gains, losses, expenses, appreciation and depreciation associated with an investment option for each portion of the Account allocated to such option pursuant to Plan Section 7.4. 7.3. Investment Options. Investment options will be determined by the Plan Asset Committee. The Plan Asset Committee, in its sole and absolute discretion, may add or remove investment options from the Plan menu from time to time. 7.4. Investment Allocations. A Participant's investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall an Employer or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant's investment allocation. A Participant's investment allocation shall be used solely for purposes of adjusting the value of a Participant's Account. A Participant shall specify an investment allocation for each of his sub-Accounts in accordance with procedures established by the Committee. Allocation among the investment options must be designated in whole percentages. The Participant's investment allocation will become effective as soon as administratively practicable. A Participant may change an investment allocation at any time, both with respect to future credits to the Plan and with respect to existing Account or sub- Account balances, in accordance with procedures adopted by the Committee. Changes shall become effective as soon as administratively practicable. 7.5. Unallocated Deferrals and Accounts. If the Participant fails to make an investment allocation with respect to an Account or sub-Account, such Account or sub-Account shall be invested in an investment option, a primary objective of

20 which is the preservation of capital, as determined by the Plan Asset Committee. The Plan Asset Committee shall have no responsibility to any Participant or anyone claiming a benefit through a Participant if the Participant fails to make an investment allocation or to change any investment allocation.

21 ARTICLE VIII Administration 8.1 Administrator. This Plan shall be administered by the Committee. The Committee shall be composed of not less than three members, including the Chief Financial Officer and the SVP, Chief Human Resources Officer of the Company, or in each case the functional equivalent thereof, and such additional members as are appointed from time to time by the SVP, Chief Human Resources Officer. Any member of the Committee may resign by delivering his or her written resignation to the SVP, Chief Human Resources Officer prior to the effective date of such resignation. In addition, if a member of the Committee is an Employee at the time of his or her appointment, he or she will automatically cease to be a member of the Committee when his or her employment with the Company terminates. The SVP, Chief Human Resources Officer may remove any member of the Committee by notifying the member and the other Committee members in writing. In the event a member of the Committee dies, resigns or is removed (automatically or by the SVP, Chief Human Resources Officer), the SVP, Chief Human Resources Officer shall have the authority to appoint a successor member. The Committee shall continue to act with full power until the vacancy is filled. 8.2 Powers of the Committee. Except where responsibilities have been allocated or delegated to another person or entity, including the Plan Asset Committee, the Committee will have full and exclusive power and discretion to administer the Plan, including as to all of its details, including the power to decide Plan benefit claims. For the purpose of administering the Plan, the Committee's power will include, but will not be limited to, the following authority: (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law; (b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive as to any current or former Employee, Participant, or Beneficiary; (c) to decide all questions concerning the Plan, including whether a payment of Plan benefits is due; (d) to compute the amount of benefits payable to any current or former Employee, Participant, or Beneficiary in accordance with the Plan, and to determine the person or persons to whom such benefits will be paid; (e) to authorize the payment of Plan benefits;

22 (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations; and (g) to appoint such agents, counsel, accountants, consultants and record keepers as may be required to assist in administering the Plan. (h) from time to time and in its discretion, to establish rules for its operations. 8.3 Withholding. An Employer shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any taxes required by law to be withheld in respect of such payment (or credit). Withholdings with respect to amounts credited to the Plan shall be deducted from the Participant's Compensation that has not been deferred to the Plan. 8.4 Indemnification. The Company shall indemnify the Committee, the Plan Asset Committee, their respective members, and each other Employee who is involved in the administration of the Plan against all costs, expenses and liabilities, including attorneys' fees, incurred in connection with any action, suit or proceeding that alleges, arises out of, or relates in any way to any good faith act or failure to act in connection with, or related in any way to, the Plan. Promptly after receipt by an indemnified party of notice of the commencement of any such action, suit or proceeding, the indemnified party shall notify the Company. The Company shall be entitled to participate at its own expense in the defense or to assume the defense of any indemnified party. If the Company elects to assume the defense, counsel chosen by the Company shall conduct the defense, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him. 8.5 Binding Decisions or Actions. The decision or action of the Committee or the Plan Asset Committee in respect of any question within the scope of their respective duties arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. 8.6 Administrative Costs. All reasonable costs incurred in the administration of the Plan shall be paid by the Company. 8.7 Discretion. In discharging the duties assigned to them under the Plan, each of the Company, the Committee, the Plan Asset Committee, and each other individual or entity authorized by the Committee or the Plan Asset Committee (each, an "Authorized Person") has the discretion to interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the

23 Plan. The discretionary authority of an Authorized Person is absolute and exclusive. The express grant in the Plan of any specific power to an Authorized Person with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of such Authorized Person to discharge its duties. A decision of an Authorized Person is final and conclusive in any subsequent action, suit, or proceeding unless it is established that the decision constituted an abuse of discretion. No Plan benefits shall be paid to any Participant, Beneficiary or other person unless an Authorized Person shall determine, in its sole and absolute discretion, that such benefits are due.

24 ARTICLE IX Amendment and Termination 9.1 Amendment and Termination. The Company may at any time amend the Plan or may terminate the Plan as provided in this Article IX. The Company may at any time determine that a Related Company shall no longer participate (or shall again participate) in the Plan. 9.2 Amendments. The Company shall have the right by action of the Committee to amend the Plan from time to time (a) as necessary to ensure the Plan meets requirements under the Code; or (b) to implement changes in Plan design that are not financially material to the Company or the Company's shareholders; provided, however, that no amendment shall reduce the vested Account balances of any Participant accrued as of the date of such amendment (as if the Participant had incurred a voluntary Separation from Service on such date) or reduce any rights of a Participant under the Plan with respect to Deferrals made prior to the date of such amendment without the consent of the Participant. Any amendment to the Plan that is financially material to the Company or the Company's shareholders must be approved by the Board. 9.3 Termination. The Company, by action taken by the Board, may terminate the Plan and pay Participants and Beneficiaries their Account balances in a single lump sum at any time, to the extent of and in accordance with Treasury Regulation Section l.409A-3(j)(4)(ix). If an Employer's participation in the Plan is terminated, the benefits of affected Employees shall nevertheless be paid at the time provided in Article V. 9.4 Accounts Taxable Under Section 409A. The Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Section 409A. The Committee, pursuant to its authority to interpret the Plan, may sever from the Plan or any Compensation Deferral Agreement any provision or exercise of a right that otherwise would result in a violation of Section 409A.

25 ARTICLE X Informal Funding 10.1 General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of an Employer, or a trust described in this Article X. No Participant, Spouse, Beneficiary or other person shall have any right, title or interest whatsoever in assets of an Employer pursuant to this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between an Employer and any current or former Employee, Participant, Spouse, or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Employer. 10.2 Rabbi Trust. The Company or an Employer may, in its sole and absolute discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the assets of an Employer or from the assets of any such rabbi trust. Payment from any source shall reduce the obligation owed to the Participant or Beneficiary under the Plan. In the event the Company or an Employer establishes a grantor trust, as set forth above, and such grantor trust contains a funding requirement, each Participant whose Plan benefits may be paid from such trust shall be an intended beneficiary of, and shall be entitled to enforce, such requirement as if such person had been a party to such trust. 10.3 Trustee. In connection with any trust established pursuant to Plan Section 10.2, the Plan Asset Committee's power will include, but will not be limited to, the following authority: (a) to establish investment guidelines; (b) to receive and issue reports on the performance of the trust assets; (c) to appoint and remove a trustee or trustees (including one or more successor trustees) with respect to a portion of or all of the assets of a trust, including the power to enter into (and amend or terminate) any agreement or agreements with a bank, trust company, or other institution (including, in the Plan Asset Committee's discretion, the power to maintain (and amend or terminate) any agreement entered into by the Company or an Employer on behalf of the Plan) to hold and invest trust assets; (d) to direct any trustee with respect to the investment and management (including any voting rights) of the assets in a trust; and (e) to appoint, monitor, and remove one or more investment managers.

26 ARTICLE XI Claims 11.1 Right to File Claim. A Participant, Beneficiary or former Participant (each a "Claimant") shall be entitled to file with the Committee's delegate a claim for benefits under the Plan. The claim must be in writing. Unless another individual or entity is named by the Committee to hear claims for benefits, the Committee's delegate shall be the Company's Director of Benefits or the Plan's recordkeeper. 11.2 Denial of Claim. If the claim is denied by the Committee's delegate in whole or in part, the Claimant shall be furnished within 90 days after the receipt of the claim by the Committee's delegate (or within 180 days after such receipt if special circumstances require an extension of time) a written notice of denial of the claim containing the following: (a) the specific reason or reasons for the denial; (b) specific reference to the Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (d) an explanation of the procedure for review of the denied or partially denied claim (set forth below) and applicable time limits, including a statement of the Claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review. 11.3 Claims Review Procedure. Upon denial of a claim, in whole or in part, the Claimant or his duly authorized representative will have the right to submit a request to the Committee for a full and fair review of the denied claim by filing a written notice of appeal with the Committee. The notice of appeal must be filed within 60 days of the receipt by the Claimant of written notice of the denial of the claim. The Claimant or his representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits and may submit issues and comments in writing. The Committee will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial decision on the claim. If the Claimant fails to file an appeal within 60 days of the receipt by the Claimant of the denial of the claim, the claim will be deemed abandoned and the Claimant precluded from reasserting it. If the Claimant does file an appeal, his request must include a description of the issues and evidence he deems relevant.

27 11.4 Decision on Review. The Committee will review and decide whether an appeal is approved or denied. A written notice of the decision will be furnished to the Claimant within 60 days of the date on which the appeal is received by the Committee. If special circumstances require a longer period, the Claimant will be notified in writing, prior to the expiration of the 60-day period, of the reasons for an extension of time and the date by which a decision is expected; provided, however, that no extensions will be permitted beyond 60 days after the expiration of the initial 60-day period. An appeal is considered approved only if its approval is communicated in writing to the Claimant. If an appeal is denied, in whole or in part, the written notice will clearly set forth: (a) the specific reason or reasons for the adverse determination; (b) specific reference to the Plan provisions on which the adverse determination is based; (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and (d) a statement of the Claimant's right to bring an action under BRISA section 502(a). 11.5 Legal Action. A Claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his administrative remedies under such claims procedures. Any such legal action must be commenced within one year of a final determination hereunder with respect to such claim. 11.6 Exclusive Forum. Any action by a current or former Participant or Beneficiary arising out of or related to this Plan shall be litigated exclusively in the United States District Court for the Eastern District of Virginia, Richmond Division ("District Court") and any reviewing appellate court thereof. In the event that the District Court lacks subject matter jurisdiction over such an action, then, and only then, such action shall be litigated exclusively in the Circuit Court of Goochland, Virginia and any reviewing appellate court thereof.

28 ARTICLE XII General Provisions 12.1 Assignment. No interest of any Participant or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant or Beneficiary. Notwithstanding anything to the contrary herein, however, the Committee has the sole and absolute discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code section 414(p)(1)(B)). The Company may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting a Related Company without the consent of the Participant. 12.2 No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. The Employer makes no representations or warranties as to the tax consequences to a Participant or a Participant's Beneficiaries resulting from a deferral of income pursuant to the Plan. 12.3 No Employment Contract. The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any other person for continuation of employment. Nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan. 12.4 Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing. Notice shall be deemed given as of the date of receipt of the notice by the Committee. Notice shall be sent by certified mail to: CARMAX, INC. ATTN: DIRECTOR OF BENEFITS 12800 TUCKAHOE CREEK PARKWAY RICHMOND, VIRGINIA 23238 With a copy to: CARMAX, INC. ATTN: LEGAL DEPARTMENT 12800 TUCKAHOE CREEK PARKWAY RICHMOND, VIRGINIA 23238

29 Any notice or submission required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and either hand-delivered or sent by mail to the last known address of the Participant. 12.5 Headings. The headings of Plan Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control. 12.6 Construction. Unless the context requires otherwise, all words in any gender shall extend to and include all genders, all words used in the singular shall extend to and include the plural, and all words used in the plural shall extend to and include the singular. 12.7 Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole and absolute discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included. 12.8 Errors and Omissions. In the event an error or omission is discovered in the operation or administration of the Plan, the Committee or its delegate may make such equitable adjustments that it deems necessary or desirable to correct the error or omission, so long as such adjustments comply with Section 409A. 12.9 Lost Participants or Beneficiaries. Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its sole and absolute discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments. 12.10 Facility of Payment to a Minor. Ifa distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its sole and absolute discretion, make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his residence; or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, and the Plan from further liability on account thereof.

30 12.11 Governing Law. Except as otherwise provided by federal law, the provisions of this Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Virginia, without giving effect to its conflicts of law rules. WITNESS the following signature as of the 13th day of September, 2024. CARMAX, INC. /s/ Craig Cronheim Title: Chair, Benefits Administrative Committee SVP, Chief Human Resources Officer